Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                   Dated as of

                                October 13, 2004

                                  By and Among

                         FIRST DEFIANCE FINANCIAL CORP.,

                       FIRST FEDERAL BANK OF THE MIDWEST,

                           FIRST FEDERAL INTERIM BANK

                                       And

                       THE GENOA SAVINGS AND LOAN COMPANY

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                                TABLE OF CONTENTS

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ARTICLE ONE - THE MERGER.......................................................................................1

     1.01     Merger of Interim and Genoa......................................................................1
     1.02     Name of Surviving Corporation....................................................................1
     1.03     Purpose for Formation of Surviving Corporation...................................................2
     1.04     Capital of Surviving Corporation.................................................................2
     1.05     Articles of Incorporation of Surviving Corporation...............................................2
     1.06     Bylaws of Surviving Corporation..................................................................2
     1.07     Principal Place of Business of Surviving Corporation.............................................2
     1.08     Number and Names of Directors of Surviving Corporation...........................................2
     1.09     Officers of Interim to become Officers of Surviving Corporation..................................2
     1.10     Closing..........................................................................................2

ARTICLE TWO - CONVERSION AND CANCELLATION OF SHARES IN
THE MERGER.....................................................................................................3

     2.01     Conversion and Cancellation of Shares in the Merger..............................................3
     2.02     Share Certificates in the Merger.................................................................4
     2.03     Compliance with Section 2.02.....................................................................5
     2.04     Payment in Satisfaction of Rights................................................................5
     2.06     Dissenting Shares................................................................................5
     2.07     Separate Existence...............................................................................5
     2.08     Property.........................................................................................5
     2.09     Creditor's Rights................................................................................6
     2.10     Treatment of Genoa Options.......................................................................6

ARTICLE THREE - THE BANK MERGER................................................................................6

     3.01     Merger of First Federal and Genoa................................................................6

ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF GENOA.........................................................7

     4.01     Organization and Standing........................................................................7
     4.02     Qualification....................................................................................7
     4.03     Authority........................................................................................7
     4.04     Governing Documents..............................................................................8
     4.05     No Conflicts.....................................................................................8
     4.06     Consents.........................................................................................8
     4.07     Authorized Capital...............................................................................8
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     4.08     Financial Statements; Thrift Financial Report....................................................9
     4.09     Conduct of Businesses............................................................................9
     4.10     Properties......................................................................................11
     4.11     Allowance for Loan Losses.......................................................................12
     4.12     Investments.....................................................................................13
     4.13     Reports and Records.............................................................................13
     4.14     Taxes...........................................................................................13
     4.15     Material Contracts..............................................................................14
     4.16     Insurance.......................................................................................15
     4.17     Actions and Suits...............................................................................15
     4.18     Permits and Licenses............................................................................15
     4.19     Employee Benefit Plans; ERISA...................................................................15
     4.20     Environmental Protection........................................................................17
     4.21     Employment Matters..............................................................................18
     4.22     Untrue Statements and Omissions.................................................................18
     4.23     Proxy Materials.................................................................................18
     4.24     Brokers.........................................................................................19
     4.25     Stock Ownership.................................................................................19

ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF FDEF AND FIRST FEDERAL.......................................19

     5.01     Corporate Status................................................................................19
     5.02     Corporate Proceedings...........................................................................20
     5.03     Capitalization of FDEF..........................................................................20
     5.04     Authorized and Effective Agreement..............................................................20
     5.05     No Conflict.....................................................................................21
     5.06     SEC Filings.....................................................................................21
     5.07     Governmental and Third-Party Proceedings........................................................21
     5.08     Absence of Changes..............................................................................22
     5.09     Regulatory Matters..............................................................................22
     5.10     Ownership of Genoa Shares.......................................................................22

ARTICLE SIX - COVENANTS.......................................................................................22

     6.01     Conduct of Businesses...........................................................................22
     6.02     Acquisition Proposals...........................................................................25
     6.03     Accounting Policies.............................................................................25
     6.04     Voting Agreement................................................................................25
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                                       ii
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ARTICLE SEVEN - FURTHER AGREEMENTS............................................................................26

     7.01     Applications for Approval of Merger.............................................................26
     7.02     Special Meeting of Shareholders.................................................................26
     7.03     Access..........................................................................................26
     7.04     Confidentiality.................................................................................26
     7.05     Press Releases..................................................................................26
     7.06     Costs, Expenses and Fees........................................................................27
     7.07     Reasonable Efforts..............................................................................27
     7.08     Notification of Events..........................................................................27
     7.09     Indemnification.................................................................................27
     7.10     Employees of Genoa..............................................................................28
     7.11     Formation of Interim............................................................................28

ARTICLE EIGHT - CLOSING MATTERS...............................................................................28

     8.01     Conditions to Obligations of FDEF, First Federal, Interim and Genoa.............................28
     8.02     Conditions to Obligations of FDEF, First Federal and Interim....................................29
     8.03     Conditions to Obligations of Genoa..............................................................31

ARTICLE NINE - TERMINATION....................................................................................32

     9.01     Termination.....................................................................................32
     9.02     Written Notice of Termination...................................................................32
     9.03     Effect of Termination...........................................................................32
     9.04     Amendment.......................................................................................33
     9.05     Waiver..........................................................................................33

ARTICLE TEN - MISCELLANEOUS...................................................................................33

     10.01    Survival of Representations and Warranties......................................................33
     10.02    Notices.........................................................................................33
     10.03    Entire Agreement................................................................................34
     10.04    Execution in Counterparts.......................................................................34
     10.05    Headings........................................................................................34
     10.06    Structure of Combination........................................................................35
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                                       iii

                            GLOSSARY OF DEFINED TERMS

            The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Transactions"                     --          Section 6.02
"Agreement"                                    --          Preamble
"Bank Merger"                                  --          Section 3.01
"Base Equity"                                  --          Section 2.01(e)
"Certificate"                                  --          Section 2.02(a)
"Certificates"                                 --          Section 2.02(a)
"Closing Equity"                               --          Section 2.01(e)
"Closing"                                      --          Section 1.10(a)
"Code"                                         --          Section 4.14
"Collateral Property"                          --          Section 4.20(b)(ii)
"ComBanc Agreement"                            --          Section 5.03
"Continuing Employees"                         --          Section 7.10
"Contracts"                                    --          Section 4.15(a)
"Dissenting Shares"                            --          Section 2.06
"Effective Time"                               --          Section 1.10(b)
"Environmental Laws"                           --          Section 4.20(b)(iii)
"ERISA"                                        --          Section 4.19(b)
"FBR"                                          --          Section 4.24
"FDEF Filed SEC Documents"                     --          Section 5.08(a)
"FDEF Stock Option Plans"                      --          Section 5.03
"FDEF Stock Options"                           --          Section 5.03
"FDEF"                                         --          Preamble
"FDIC"                                         --          Section 4.01
"First Federal"                                --          Preamble
"Formal Agreement"                             --          Section 4.17
"GAAP"                                         --          Section 2.01(e)
"Genoa Disclosure Schedule"                    --          Section 2.10
"Genoa Financial Statements"                   --          Section 4.08(a)
"Genoa Option Plan"                            --          Section 2.10
"Genoa Options"                                --          Section 2.01(b)
"Genoa Property"                               --          Section 4.20(b)(i)
"Genoa TFRs"                                   --          Section 4.08(a)
"Genoa"                                        --          Preamble
"Hazardous Substances"                         --          Section 4.20(b)(iv)
"HOLA"                                         --          Section 5.01(a)
"Interim"                                      --          Preamble
"Investments"                                  --          Section 4.12(a)
"IRS"                                          --          Section 4.14
"IRS"                                          --          Section 4.19(b)
"Leased Personal Property"                     --          Section 4.10(f)


                                       iv
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"Leased Real Property"                         --          Section 4.10(e)
"Loan Assets"                                  --          Section 4.10(b)
"Loan Documentation"                           --          Section 4.10(b)
"Loan Sale Contracts"                          --          Section 4.10(g)
"Merger"                                       --          Preamble
"MRP"                                          --          Section 5.03
"Nasdaq"                                       --          Section 5.07
"ODFI"                                         --          Section 1.10(b)
"Option Payment"                               --          Section 2.10
"ORC"                                          --          Preamble
"OTS"                                          --          Section 4.01
"Parcel"                                       --          Section 4.10(c)
"Per Share Consideration"                      --          Section 2.01(b)
"Per Share Reduction"                          --          Section 2.01(e)(i)
"Personal Property Leases"                     --          Section 4.10(f)
"Personal Property"                            --          Section 4.10
"Plans"                                        --          Section 4.19(a)
"Proxy Statement"                              --          Section 4.23
"Real Properties"                              --          Section 4.10 (c)
"Real Property Leases"                         --          Section 4.10(e)
"Surviving Corporation"                        --          Section 1.01
"Tax Returns"                                  --          Section 4.14
"Tax"                                          --          Section 4.14
"Taxes"                                        --          Section 4.14
"Updated Genoa Disclosure Schedule"            --          Section 7.08

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (the "Agreement"), made and entered into this 13th day of October, 2004, by and among First Defiance Financial Corp., an Ohio corporation ("FDEF"); First Federal Bank of the Midwest, a federal savings bank ("First Federal"); The Genoa Savings and Loan Company, a savings and loan association incorporated under the laws of Ohio ("Genoa") and First Federal Interim Bank, an interim savings and loan association to be incorporated under the laws of the State of Ohio ("Interim"), which shall become a party upon its formation.

                                   WITNESSETH:

      WHEREAS, the Boards of Directors of FDEF, First Federal and Genoa believe that it is in the best interests of each of them and their shareholders for Interim to merge with and into Genoa ( the "Merger");

      WHEREAS, as a result of the Merger and in accordance with the terms of this Agreement, Interim will cease to have a separate corporate existence, FDEF will acquire all of the issued and outstanding shares of Genoa as the surviving corporation and shareholders of Genoa will receive from FDEF, in exchange for each common share of Genoa, $30.22 in cash, subject to adjustment as provided herein; and

      WHEREAS,   promptly   following  the  Merger,   Genoa,  as  the  surviving
corporation in the Merger, will merge with and into First Federal;

      WHEREAS, FDEF will, following the execution of this Agreement, cause the formation of Interim as an Ohio State chartered savings and loan association pursuant to the provisions of 1159.091 of the Ohio Revised Code (the "ORC") and will own Interim as a wholly owned subsidiary on the Closing Date; and

      NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                                   THE MERGER

      Section 1.01. Merger of Interim and Genoa. In accordance with the terms and subject to the conditions of this Agreement and Chapters 1151 and 1701 of the ORC, Interim shall merge with and into Genoa at the Effective Time (hereinafter defined); Genoa shall be the continuing, surviving and resulting corporation in the Merger (the "Surviving Corporation"); Genoa shall continue to exist as a savings and loan association incorporated under Ohio law; and Genoa shall be the only one of Genoa and Interim to continue its separate corporate existence after the Effective Time.

      Section 1.02. Name. The name of the Surviving Corporation in the Merger of Interim with and into Genoa shall be "Genoa Savings and Loan Company."

      Section 1.03. Purpose. The purposes for which the Surviving Corporation shall be formed shall be identical to the purposes for which Genoa was formed.

      Section 1.04. Capital. The capital of the Surviving Corporation shall consist of 359,647 common shares, $1.00 par value per share.

      Section 1.05. Articles. The Articles of Incorporation of Genoa, as amended, shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with law.

      Section 1.06. Constitution. The Constitution of Genoa, as amended, shall be the Constitution of the Surviving Corporation.

      Section 1.07. Address. At and after the Effective Time and until changed in accordance with law, the principal place of business of the Surviving Corporation shall be 22020 W. St. Rt. 51, Genoa, Ohio 43430.

      Section 1.08. Directors. At and after the Effective Time and until changed in accordance with law, the number of directors of the Surviving Corporation shall be five, the names and residence addresses of whom are as follows:

NAMES                            RESIDENCE ADDRESS
-----                            -----------------

William J. Small                 301 W. First Street, Defiance, OH  43512

James L. Rohrs                   1562 Hampton Ave., Defiance, OH  43512

John C. Wahl                     1651 Stonemore Dr., Defiance, OH  43512

Stephen L. Boomer                1000 Anthony Wayne Blvd., Defiance, OH  43512

Don C. Van Brackel               670 Tomahawk Court, Coldwater, MI  49036

      Section 1.09. Officers. At and after the Effective Time and until changed in accordance with law, each individual who is an officer of Interim immediately prior to the Effective Time shall be an officer of the Surviving Corporation holding the same office as held with Interim immediately prior to the Effective Time.

      Section 1.10. Closing. (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a time and on a date selected by FDEF after the satisfaction or waiver of the last of the conditions set forth in Article Eight of this Agreement to be satisfied or waived.

            (b) On the day of the Closing, Interim and Genoa shall cause a Certificate of Merger in respect of the Merger to be filed by the Superintendent of the Division of Financial

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Institutions  of the Ohio  Department  of Commerce (the "ODFI") in the Office of
the Ohio Secretary of State in accordance with Chapters 1151 and 1701 of the ORC. The Merger shall become effective at 11:59 p.m. on the date of such filing (the "Effective Time").

                                   ARTICLE TWO

                         CONVERSION AND CANCELLATION OF
                              SHARES IN THE MERGER

      Section 2.01. Conversion and Cancellation of Shares in the Merger. At the Effective Time and as a result of the Merger, automatically and without further act of FDEF, First Federal, Interim, Genoa, or the holders of Interim or Genoa shares, the following shall occur:

            (a) All of the outstanding common shares of Genoa as the Surviving Corporation shall be owned by FDEF.

            (b) Each certificate for Genoa common shares held by the shareholders of Genoa immediately prior to the Merger and formerly representing ownership of such Genoa common shares, shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to adjustment as provided in Section 2.01(e) hereof and upon compliance with Section 2.02 of this Agreement, to receive from FDEF $30.22 in cash (the "Per Share Consideration"); and each option to acquire Genoa common shares (the "Genoa Options") shall be cancelled and converted into the right to receive cash as set forth in Section 2.10 herein.

            (c) The issued and outstanding common shares of Interim before the Effective Time shall be cancelled.

            (d) The issued and outstanding common shares of First Federal and FDEF before the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Merger.

            (e) For purposes of this Section 2.01, the term "Closing Equity" shall mean Genoa's shareholders' equity as calculated in accordance with United States generally accepted accounting principles ("GAAP") on the Closing Date, exclusive of (i) termination expenses for data processing contracts and employment contracts or change of control agreements and investment banking, legal and accounting expenses recognized by Genoa in connection with the Merger, (ii) reserves, accruals and charges taken or established by Genoa at the request of FDEF in accordance with Section 6.03 of this
                  Agreement, (iii) net unrealized gains or losses on Genoa's securities portfolio, and (iv) any accounting changes requested by FDEF pursuant to Section 6.03 hereof (the "Equity Adjustments"). The term

                  "Base Equity" shall mean $7,000,000 exclusive of the Equity Adjustments. If the Closing Equity is less than the Base Equity, the Per Share Consideration to be paid for the Genoa common shares shall be decreased as provided below.

                              (i) The Per Share  Consideration will be decreased
                        by the difference between (x) the Base Equity and the Closing Equity, divided by (y) the number of Genoa common shares outstanding on the Closing Date (the "Per Share Reduction").

                              (ii) Notwithstanding the adjustment provided for in Section 2.01(e)(i), in the event the Closing occurs after January 31, 2005, the Base Equity, for purposes of calculating the Per Share Reduction, shall be reduced by $2,500 per day for each day after the later of (x) January 31, 2005 or (y) that date on which the Merger could have been consummated as a result of the satisfaction of all conditions precedent to Closing as set forth in Article Eight hereof, including receipt of all necessary regulatory approvals and expiration of any regulatory waiting period.

      Section 2.02. Share Certificates in the Merger. (a) Within seven (7) business days after the Effective Time, FDEF shall mail to each holder of record of Genoa common shares a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates evidencing the Genoa common shares cancelled and extinguished as a result of the Merger (hereinafter referred to, collectively, as the "Certificates" and, individually, as a "Certificate"). Upon surrender of a Certificate for cancellation, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Consideration for each share evidenced by such Certificate in accordance with the provisions of this Agreement, and the Certificate so surrendered shall thereafter be cancelled forthwith.

            (b) In the event that any holder of Genoa common shares cancelled and extinguished in accordance with this Agreement is unable to deliver the Certificate which evidences such shares of the holder, FDEF, in the absence of actual notice that any shares theretofore evidenced by any such Certificate have been acquired by a bona fide purchaser, shall deliver to such holder the amount to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                  (i) Evidence to the reasonable satisfaction of FDEF that any such Certificate has been lost, wrongfully taken or destroyed;

                  (ii)  Such   security  or  indemnity  as  may  be   reasonably
                        requested by FDEF to indemnify  and hold FDEF  harmless;
                        and

                  (iii) Evidence  to the  reasonable  satisfaction  of FDEF that such person is the owner of the shares theretofore represented by each Certificate claimed by such person to be lost, wrongfully taken or destroyed and that such person is the person who would be entitled to present each such Certificate for exchange pursuant to this Agreement.

            (c) In the event that the payment of the Per Share Consideration in accordance with this Agreement is to be made to a person other than the person in whose name the Certificate surrendered is registered, the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of FDEF that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each Certificate shall represent for all purposes the right to receive the cash as determined pursuant to this Agreement.

            (d) The certificate evidencing the issued and outstanding common shares of Interim before the Effective Time shall evidence the issued and outstanding common shares of the Surviving Corporation after the Effective Time.

      Section 2.03. Compliance with Section 2.02. No payment shall be made by FDEF to any former holder of Genoa common shares in accordance with this Agreement until such holder shall have complied with Section 2.02 of this Agreement.

      Section 2.04. Payment in Satisfaction of Rights. All payments made upon the surrender of Certificates pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such Certificates.

      Section 2.05. No Further Registration of Transfer. After the Effective Time, there shall be no further registration of transfer of Genoa common shares on the stock transfer books of Genoa. In the event that, after the Effective Time, Certificates evidencing such shares are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

      Section 2.06. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, the Genoa common shares which are outstanding immediately before the Effective Time and which are held by shareholders who shall not have voted such shares in favor of this Agreement, who shall have delivered to FDEF or Genoa a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the ORC and who shall have otherwise complied fully with all of the requirements of Section 1701.85 of the ORC shall not be converted into or be exchangeable for the right to receive the consideration provided in this Agreement; provided, however, that (i) each of such shares (the "Dissenting Shares") shall nevertheless be cancelled and extinguished in accordance with this Agreement; (ii) the holder of Dissenting Shares, upon full compliance with the requirements of Section 1701.85 of the ORC, shall be entitled to payment of the fair cash value of such shares in accordance with the provisions of Section 1701.85 of the ORC; and (iii) in the event (I) any holder of Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares within sixty days after the Effective Time or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the ORC or (II) any holder of Dissenting Shares has not filed a petition demanding a determination of the value of such shares within the period provided in Section 1701.85 of the ORC, such holder shall forfeit the right to appraisal of such shares and each of such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Per Share Consideration.

      Section 2.07. Separate Existence. At and after the Effective Time, the separate existence of Interim shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of Interim and Genoa shall execute, acknowledge and deliver such instruments and do such acts.

      Section 2.08. Property. At and after the Effective Time, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits owned by Interim and Genoa at the Effective Time, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the Surviving Corporation, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by Interim and Genoa before the Effective Time. The Surviving Corporation shall be deemed to be and shall be a continuation of the entity and identity of Genoa. All of the rights and obligations of Interim or Genoa shall not revert or in any way be impaired by reason of the Merger. Any claim existing, or action or proceeding pending, by or against either Interim or Genoa, may be prosecuted to judgment with right of appeal as if the Merger had not taken place or the Surviving Corporation may be substituted in its place.

      Section 2.09. Creditor's Rights. At and after the Effective Time, all the rights of creditors of each of Interim and Genoa shall be preserved unimpaired, and all liens upon the property of Interim and Genoa shall be preserved unimpaired on only the property affected by any such lien immediately before the Effective Time.

      Section 2.10. Treatment of Genoa Options. Section 2.10 of the schedule delivered by Genoa to FDEF on the date hereof (the "Genoa Disclosure Schedule") sets forth all of the outstanding Genoa Options as of the date hereof. At the Effective Time, and pursuant to the terms of the Genoa Savings 1995 Stock Option and Incentive Plan (the "Genoa Option Plan"), each Genoa Option that is unexercised and outstanding, whether or not then exercisable, immediately prior thereto shall, by reason of the Merger, be cancelled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess of (A) the Per Share Consideration over (B) the exercise price per share of each such Genoa Option multiplied by (ii) the number of shares of Genoa common stock subject to the Genoa Option (the "Option Payment"). FDEF shall make the Option Payment at the Effective Time and Genoa shall give written notice to each holder of a then outstanding Genoa Option that such holder will receive the payment described herein in exchange for such holder's outstanding Genoa Options and Genoa shall obtain the written acknowledgment of each such holder of the receipt of such notice. Prior to receipt of the Option Payment, each holder of a Genoa Option shall execute a cancellation agreement in the form attached hereto as Exhibit A.

                                  ARTICLE THREE

                                 THE BANK MERGER

      Section 3.01. Merger of First Federal and Genoa. Genoa shall cooperate with FDEF to effect, immediately after the Merger, the merger of Genoa with and into First Federal pursuant to the provisions of Chapters 1151 and 1701 of the ORC (the "Bank Merger"). In meeting its obligations hereunder, Genoa's Board of Directors shall adopt such resolutions and execute such agreements as FDEF shall reasonably request in order to effect the Bank Merger, provided that, the Bank Merger shall be subject to and become effective only after the Merger.

                                  ARTICLE FOUR

                     REPRESENTATIONS AND WARRANTIES OF GENOA

      Genoa represents and warrants to FDEF and First Federal that each of the following is true and accurate in all material respects:

      Section 4.01. Organization and Standing. Genoa is a savings and loan association, duly organized, validly existing and in good standing under the laws of Ohio and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. As an Ohio savings and loan association, Genoa is regulated by the ODFI and the Office of Thrift Supervision (the "OTS"). The savings accounts and deposits of Genoa are insured up to applicable limits by the Federal Deposit Insurance Corporation (the "FDIC"). Except as set forth in Section 4.01 of the Genoa Disclosure Schedule, Genoa is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the ODFI, the OTS and the FDIC.

      Section 4.02. Qualification. Genoa is not qualified to do business in any other jurisdiction other than Ohio and is not required to be qualified to do business in any other jurisdiction except where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a material adverse effect on Genoa.

      Section 4.03. Authority. (a) Subject to the approval and adoption of this Agreement by the Genoa shareholders and by the OTS and the ODFI, (i) Genoa has all of the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by Genoa; and (iii) this Agreement is the valid and binding agreement of Genoa, enforceable against Genoa in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. ss.1818(b) or by the appointment of a conservator by the FDIC. This Agreement has been duly executed and delivered by Genoa.

            (b) The Articles of Incorporation and the Constitution of Genoa and the applicable provisions of the ORC require the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the affirmative vote of the holders of a majority of the outstanding common shares of Genoa. No other law or regulation requires any other vote of the holders of Genoa shares in respect of this Agreement or the transactions contemplated hereby.

      Section 4.04. Governing Documents. Genoa has made available to FDEF true and accurate copies of its Articles of Incorporation, Bylaws and Constitution and has granted FDEF access to all records of all meetings and other corporate actions by the shareholders, Board of Directors and committees of the Board of Directors of Genoa, except for the records and actions related to the process leading to this Agreement. The minute books of Genoa contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the Genoa shareholders, Board of Directors and committees of the Board of Directors.

      Section 4.05. No Conflicts. Except as set forth in Section 4.05 of the Genoa Disclosure Schedule, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, including the Merger (subject to the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby, by the Genoa shareholders, the OTS and the
ODFI), will not (a) conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Bylaws of Genoa; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice or lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which Genoa is a party or by which Genoa or its property or assets is bound; (c) require the consent of any party to any agreement or commitment to which Genoa is a party or by which Genoa or its property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of Genoa; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of Genoa or give rise to any meritorious cause of action against Genoa; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FDIC, the OTS and the ODFI.

      Section 4.06. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by Genoa in connection with the execution and delivery of this Agreement by Genoa or the consummation by Genoa of the transactions contemplated hereby, including the Merger, except for filings, authorizations, consents or approvals required by the OTS and the ODFI.

      Section 4.07. Authorized Capital. (a) The authorized capital of Genoa consists of 2,000,000 common shares, $1.00 par value per share, 359,647 of which are issued and outstanding and held of record by approximately 350 shareholders. All of the outstanding common shares of Genoa are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any shareholder of Genoa. Genoa has no outstanding class of capital stock other than such common shares. Except for 14,500 options outstanding under the Genoa Option Plan as described in Section 2.10 of the Genoa Disclosure Schedule, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments or benefit plans of any nature whatsoever (either firm or conditional) obligating Genoa (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Genoa from selling any additional Genoa shares, or (ii) to grant, extend or enter into any such agreement or commitment.

      Section 4.08. Financial Statements; Thrift Financial Report. (a) Genoa has delivered to FDEF copies of its audited financial statements consisting of statements of financial condition as of December 31, 2003, 2002 and 2001, and the related statements of earnings, shareholders' equity and cash flows for the three years then ended, including the related notes and the reports thereon of BKD, LLP, (collectively, all of such audited financial statements are referred to as the "Genoa Financial Statements"). The Genoa Financial Statements have been, and all Genoa Financial Statements prepared by or for Genoa hereafter will be, prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial condition, earnings and cash flows of Genoa as of and for the periods then ended.

            (b) Genoa has delivered to FDEF copies of the unaudited Thrift Financial Reports of Genoa as of March 31, 2004 and June 30, 2004 (the "Genoa TFRs"), as filed with the OTS, each of which was timely filed with the OTS. As of their respective dates of filing, such Genoa TFRs (including all financial statements or schedules included or incorporated by reference therein) complied in all material respects with the applicable laws and regulations then in effect.

            (c) Except as disclosed in the Genoa Financial Statements, the Genoa TFRs and Section 4.08(c) of the Genoa Disclosure Schedule, as of June 30, 2004, Genoa had no liabilities or obligations material to the business condition (financial or otherwise) of Genoa, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

            (d) The Genoa TFRs did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

      Section 4.09. Conduct of Businesses. Except as set forth in Section 4.09 of the Genoa Disclosure Schedule, (a) since December 31, 2003, Genoa has conducted its businesses only in the ordinary and usual course, (b) except as reflected in any of the Genoa TFRs, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of Genoa and, (c) except as set forth in any of the Genoa TFRs and Section 4.09 of the Genoa Disclosure Schedule, Genoa has not:

            (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

            (b) Declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

            (c)   Effected  any  stock  split,  recapitalization,   combination,
                  exchange of shares, readjustment or other reclassification;

            (d)   Amended its Articles of Incorporation or Bylaws;

            (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

            (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect its financial position;

            (g) Waived any rights of material value or cancelled any material debts or claims;

            (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or paid any material liability or obligation (absolute or contingent) other than liabilities and obligations incurred in the ordinary course of business;

            (i) Experienced any material change in the amount or general composition of its deposit liabilities or its loan portfolio;

            (j) Entered into or amended any employment contract or change of control agreement with any of its officers or employees, increased the compensation payable to any officer, director or employee, or become obligated to increase any such compensation, adopted or amended in any material respect any employee benefit plans, severance plan or collective bargaining agreement or made any awards or distributions under any employee benefit plans not consistent with past practice or custom;

            (k)   Incurred any damage,  destruction or similar loss, not covered
                  by  insurance,   materially   affecting   its   businesses  or
                  properties;

            (l)   Acquired   any  stock  or  other   equity   interest   in  any
                  corporation,   partnership,  trust,  joint  venture  or  other
                  entity;

            (m) Made any (I) material investment (except investments made in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant or equipment;

            (n) Agreed, whether in writing or otherwise, to take any action described in this Section 4.09.

      Section 4.10. Properties. (a) A description of all furniture, fixtures and equipment and fixed assets owned by Genoa is set forth in Section 4.10(a) of the Genoa Disclosure Schedule. Genoa owns and has good title to all fixed assets and other assets indicated in the Genoa Financial Statements (the "Personal
Property") free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) as set forth in Section 4.10(a) of the Genoa Disclosure Schedule, (ii) to the extent stated or reserved against in the Genoa Financial Statements and (iii) such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

            (b) Except as set forth in Section 4.10(b) of the Genoa Disclosure Schedule, the documentation ("Loan Documentation") governing or relating to the loan and credit-related assets (the "Loan Assets") included within the loan portfolio of Genoa is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of Genoa in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. Except as set forth in Section 4.10(b) of the Genoa Disclosure Schedule, to the best knowledge of Genoa, the Loan Documentation is in compliance with, and each of the loans included within the loan portfolio of Genoa has been processed, closed and administered in conformance with, all applicable federal consumer protection statutes and regulations, including without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act. Except as set forth in Section 4.10(b) of the Genoa Disclosure Schedule, to the best knowledge of Genoa, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof.

            (c) A description of each parcel of real property owned by Genoa is set forth in Section 4.10(c) of the Genoa Disclosure Schedule (hereinafter referred to individually as a "Parcel" and collectively as the "Real Properties"). Genoa is the owner of each Parcel in fee simple and has good and marketable title to each such Parcel, free and clear of any liens, claims, charges, encumbrances or security interests of any kind, except (i) as set forth in Section 4.10(c) of the Genoa Disclosure Schedule, (ii) liens for real estate taxes and assessments not yet delinquent and (iii) utility, access and other easements, rights of way, restrictions and exceptions, none of which impair the Real Properties for the use and business being conducted thereon.

            (d) Except as set forth in Section 4.10(d) of the Genoa Disclosure Schedule, no party leasing any of the Real Properties from Genoa is in material default with respect to any of its obligations (including payment obligations) under the governing lease. Genoa has not received notification from any governmental entity within the two year period immediately preceding the date hereof of contemplated improvements to the Real Properties or surrounding area or community by public authority, the costs of which are to be assessed as special taxes against the Real Properties in the future.

            (e) A description of all real property leased by Genoa is set forth in Section 4.10(e) of the Genoa Disclosure Schedule (the "Leased Real Property"). True and correct copies of all leases in respect of the Leased Real Property (the "Real Property Leases") and all attachments, amendments and addendums thereto have been delivered to FDEF. Except as set forth in Section 4.10(e) of the Genoa Disclosure Schedule, the Real Property Leases create, in accordance with their terms, valid, binding and assignable leasehold interests of Genoa in all of the Leased Real Property, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. Genoa has complied in all material respects with all of the provisions of the Real
Property Leases required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the Real Property Leases.

            (f) A description of all personal property leased by Genoa is set forth in Section 4.10(f) of the Genoa Disclosure Schedule (the "Leased Personal Property"). True and correct copies of the leases in respect of the Leased Personal Property (the "Personal Property Leases") and all attachments, amendments and addendums thereto have been delivered to FDEF. Except as set forth in Section 4.10(f) of the Genoa Disclosure Schedule, the Personal Property Leases create, in accordance with their terms, valid, binding and assignable leasehold interests of Genoa in all of the Leased Personal Property, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. Genoa has complied in all material respects with all of the provisions under the Personal Property Leases required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the Personal Property Leases.

            (g) Section 4.10(g) of the Genoa Disclosure Schedule contains a complete list of all contracts (the "Loan Sale Contracts") pursuant to which Genoa has sold loans with recourse to third party investors at any time within the last forty-eight (48) months. Except as otherwise set forth in Section 4.10(g) of the Genoa Disclosure Schedule, (i) no purchaser under any Loan Sale Contract has requested, or notified Genoa that it may be requesting, that Genoa repurchase any loan pursuant to the terms of the Loan Sale Contract and (ii) no facts are known to Genoa that would require Genoa to repurchase any loans previously sold under any Loan Sale Contract.

      Section 4.11.  Allowance  for Loan Losses.  Except as set forth in Section
4.11 of the Genoa Disclosure Schedule, there is no loan which was made by Genoa and which is reflected as an asset of Genoa in the Genoa Financial Statements that (i) is sixty (60) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss." The allowance for loan losses reflected in the Genoa TFR as of June 30, 2004, was determined in accordance with GAAP and, in the opinion of management of Genoa, was adequate in all material respects to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

      Section 4.12. Investments. (a) Section 4.12(a) of the Genoa Disclosure Schedule contains (i) a true, accurate and complete list of all investments, other than investments in the Loan Assets and Real Properties, owned by Genoa (the "Investments") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto and (ii) a true, accurate and complete list of the names of each depository in which Genoa has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth in
Section 4.12(a) of the Genoa Disclosure Schedule, the Investments, other than any such Investments disposed of in the ordinary course of business prior to the date hereof, are owned by Genoa, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by Genoa at any time. Genoa is not a party to and has no interest in any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security.

            (b) Except as set forth on Genoa Disclosure Schedule 4.12(b), Genoa does not own of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity.

            (c) All of the Investments are carried on the books of Genoa at their fair market value as determined by a qualified third party.

      Section 4.13. Reports and Records. Genoa has filed all reports, including the Genoa TFRs, required to be filed by it under various rules and regulations of the OTS, the ODFI and the FDIC. All such reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such reports and contained in all material respects the information required to be stated therein. None of such reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.14. Taxes. Except as set forth in Section 4.14 of the Genoa Disclosure Schedule, Genoa has timely filed all returns, statements, reports and forms (including, without limitation, elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including, without limitation, any interest, penalties or additions to tax with respect thereto, individually a "Tax," and collectively, "Taxes") required to be filed with the appropriate tax authority. Such Tax
Returns were true, correct and complete in all material respects at the time they were filed. Genoa has paid and discharged all Taxes due (whether reflected on such Tax Returns or otherwise), other than such Taxes that are adequately reserved as shown on the Genoa Financial

Statements or the Genoa TFRs (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) or have arisen in the ordinary course of business since June 30, 2004. Except as set forth in Section 4.14 of the Genoa Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Genoa, is threatening to assert against Genoa any deficiency or claim for additional Taxes. There are no unexpired waivers by Genoa of any statute of limitations with respect to Taxes. No extension of time within which to file any Tax Return (for a period with respect to which the statute of limitations has not expired) has been filed, or has been requested or granted. The accruals and reserves for Taxes reflected in the Genoa Financial Statements and the Genoa TFRs (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate for the periods covered. Genoa has withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of Genoa, other than liens for current Taxes not yet due and payable. Genoa has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth in Section
4.14 of the Genoa Disclosure Schedule, Genoa is not a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Genoa has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Genoa is or was the common parent corporation. Genoa does not have any liability for the Taxes of any other person or entity under Treasury Department Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of the assets of Genoa is property which Genoa is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Genoa directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Genoa is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Genoa is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement. Genoa is not a party to any joint venture, partnership or other entity, agreement or contract that could be treated as a partnership for federal income tax purposes. Genoa has not made, nor is it bound by, any election under Section 197 of the Code. Genoa has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

      Section 4.15. Material Contracts. (a) Except as set forth in Section 4.15(a) of the Genoa Disclosure Schedule, Genoa is not a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $5,000 for any one project or $10,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by Genoa of an amount exceeding $5,000 or extending for more than six (6) months from the date hereof;

except for any agreement that may be terminated without penalty upon not more than 30 days prior notice; (iii) contract or option for the purchase of any property, real or personal; (iv) letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than $10,000; (v) guarantee agreement; (vi) instrument granting any person other than a director, officer or employee of Genoa, authority to transact business on behalf of Genoa; (vii) contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person (together with "affiliates" of that person) in excess of $150,000 in the aggregate; (viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of Genoa; (ix) note, debenture or loan agreement pursuant to which Genoa has incurred indebtedness; (x) loan participation agreement; (xi) loan servicing agreement; (xii) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling;
(xiii) commitment to make any acquisition, development or construction loan other than for single-family property intended to become the principal residence of the borrower; (xiv) commitment or agreement to do any of the foregoing; or
(xv) other contract, agreement or commitment made outside the ordinary course of business (contracts set forth in Section 4.15 of the Genoa Disclosure Schedule are hereinafter collectively referred to as the "Contracts"). Genoa previously delivered to FDEF (i) all of the Contracts and (ii) all form lending agreements and deposit forms used by Genoa in the ordinary course of business.

            (b) Genoa is not in material default under any of the Contracts and no claim of such default by any party has been made or is now threatened. To the knowledge of Genoa, there does not exist any event which, with notice or the passing of time or both, would constitute a material default under, or would excuse performance by any party thereto from, any Contract to which Genoa is a party.

      Section 4.16. Insurance. Genoa has delivered to FDEF copies of all policies of insurance currently maintained by Genoa. Section 4.16 of the Genoa Disclosure Schedule contains a listing of all such insurance policies. All material properties and operations of Genoa are adequately insured for its benefit. The performance by the officers and employees of Genoa of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

      Section 4.17. Actions and Suits. Except for the supervisory agreement entered into by and among Genoa, the OTS and the ODFI as of June 5, 2003 (the "Formal Agreement") and except as set forth in Section 4.17 of the Genoa Disclosure Schedule, there are no actions, suits or proceedings or investigations pending or, to the knowledge of Genoa, threatened against or affecting the business, operations or financial condition of Genoa in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and management of Genoa has no knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in Section 4.17 of the Genoa Disclosure Schedule, Genoa is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

      Section 4.18. Permits and Licenses. Genoa has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for Genoa to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement.

      Section 4.19. Employee Benefit Plans; ERISA. (a) Section 4.19 of the Genoa Disclosure Schedule contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements maintained for the benefit of employees or former employees of Genoa (hereinafter collectively referred to as the "Plans"). Copies of such Plans, together with copies of (i) the most recent actuarial and financial reports prepared with respect to any Plans which provide benefits by means other than through insurance contracts, (ii) the most recent annual reports filed with any governmental agency, (iii) any summary plan description or other summaries of Plan benefits and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan, have been delivered to FDEF.

            (b) Each Plan which constitutes an "employee pension plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, except as set forth in Section 4.19 of the Genoa Disclosure Schedule, any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Code, is covered by a current determination letter from the Internal Revenue Service (the "IRS") and is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and is and has been administered in material compliance with the applicable provisions of the Code.

            (c) Each Plan which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and the Code, and each Plan which constitutes a "group health plan," as defined in Section 5000(b)(1) of the Code, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the Code.

            (d) Each Plan which is not an "employee benefit plan," as defined in
Section 3(3) of ERISA, is and has been administered in material compliance with its governing documents and with any and all state or federal laws applicable to such Plan.

            (e) Genoa does not maintain any "employee pension plan" ( as defined above) which is subject to the provisions of Title IV of ERISA.

            (f) Genoa does not maintain any Plan which provides post-retirement medical, dental or life insurance benefits to any former employee or directors of Genoa and is not obligated to provide any such benefit to any current employee or director upon his or her retirement.

            (g) Genoa has never been obligated to make contributions to any "multiemployer plan" as defined in Section 3(37) of ERISA.

            (h) Neither Genoa, nor any Plan maintained by Genoa, nor any fiduciary of any such Plan, has incurred any material liability to any Plan participant (other than routine claims for benefits), the Pension Benefit Guaranty Corporation, the United States Department of Labor or to the IRS with respect to a Plan.

            (i) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by Genoa (i) which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or a penalty under
Section 502 of ERISA or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations or business of Genoa.

      Section 4.20. Environmental Protection. (a) Except as set forth in Section
4.20 of the Genoa Disclosure Schedule, to the best knowledge of Genoa: (i) each of Genoa, the Genoa Property (hereinafter defined) and, without having made an independent investigation thereof, the Collateral Property (hereinafter defined) is, and has been at all times, in full compliance with all applicable Environmental Laws (hereinafter defined); (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or threatened against Genoa or in connection with the Genoa Property or the Collateral Property; (iii) no claims have been made or threatened at any time against Genoa or in connection with the Genoa Property or the Collateral Property relating to actual or alleged violation of any Environmental Law or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance (hereinafter defined) and no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any Hazardous Substance have occurred that could reasonably form the basis of any such claims against Genoa or in connection with the Genoa Property or the Collateral Property; (iv) no Hazardous Substances have been integrated into any Genoa Property or Collateral Property or any component thereof in violation of Environmental Laws, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) no portion of any Genoa Property or Collateral Property is located within 2000 feet of (I) a release of Hazardous Substances which has been reported or is required to be reported under any Environmental Law or (II) the location of any site used, in the past or presently, for the disposal of any Hazardous Substances; (vi) neither the Genoa Property nor the Collateral Property has been used for the storage, disposal or treatment of Hazardous Substances, has been contaminated by Hazardous Substances, or has been used for the storage or use of any underground or aboveground storage tanks; and (vii) all permits, registrations and other authorizations necessary for Genoa, the Genoa Property and the Collateral Property to operate in full compliance with all Environmental Laws are currently in force and are identified in Section 4.20 of the Genoa Disclosure Schedule.

            (b)   As used in this Section 4.20:

                  (i) "Genoa Property" means all real and personal property now or previously owned, leased, occupied or managed by Genoa or any person or entity whose liability for any matter has or may have been related or assumed by Genoa either contractually or by operation of law.

                  (ii)  "Collateral   Property"  means  all  real  and  personal
                        property in which Genoa holds a security interest in connection with a loan or loan participation.

                  (iii) "Environmental Laws" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

                  (iv) "Hazardous Substances" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable Environmental Laws and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR
                        Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.

      Section 4.21. Employment Matters. Genoa is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, but not limited to, Title VII of the Civil Rights Act of 1964 (as amended by the Equal Employment Opportunity Act of 1972), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, 29 U.S.C. ss.1001 et seq., 42 U.S.C. ss.1981, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Ohio Revised Code Sections 4112.01 et seq., and the Fair Labor Standards Act; and has not and is not engaged in any unfair labor practice, except where such failure to comply would not have, or such practice would not have, a material adverse effect on the financial condition, results of operations, business or prospects of Genoa. No unfair labor practice complaint against Genoa is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Genoa, threatened against or involving Genoa. No representation question exists in respect of the employees of Genoa and no labor grievance which might have a material adverse effect upon Genoa or the conduct of its businesses is pending or, to the knowledge of Genoa, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against Genoa. No collective bargaining agreement is currently being negotiated by Genoa.

      Section 4.22. Untrue Statements and Omissions. The certificates, statements and other information furnished to FDEF in writing by or on behalf of Genoa in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the Genoa Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.23. Proxy Materials. None of the information relating to Genoa included in any proxy statement which is to be mailed to the shareholders of Genoa in connection with any meeting of shareholders convened in accordance with
Section 7.02 of this Agreement (the "Proxy Statement") will, at the time the Proxy Statement is mailed or at the time of the meeting of shareholders to which the Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or at the time of the meeting of shareholders to which the Proxy Statement relates, necessary to correct any statement which has become false or misleading. The legal responsibility for the contents of the Proxy Statement (other than information supplied by FDEF, First Federal or Interim concerning FDEF, First Federal or Interim) shall be and remain with Genoa.

      Section 4.24. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person, other than Friedman, Billings Ramsey & Co., Inc. ("FBR"), acting on behalf of Genoa in such manner as to give rise to any valid claim against Genoa for any broker's or finder's fee or similar compensation. A true and complete copy of the agreement between Genoa and FBR is included in Section 4.24 of the Genoa Disclosure Schedule.

      Section 4.25. Stock Ownership. Neither Genoa nor any of its "affiliates" or "associates", as the terms "affiliates" and "associates" are defined in ss.1704.01(C)(1) of the ORC, are "beneficial owners", as the term "beneficial owners" is defined in ss.1704.01(C)(4) of the ORC, of any of the outstanding shares of any class of shares of FDEF.

                                  ARTICLE FIVE

            REPRESENTATIONS AND WARRANTIES OF FDEF AND First Federal

      FDEF (for itself and on behalf of Interim, to be formed) and First Federal represent and warrant to Genoa that each of the following is true and accurate in all material respects:

            5.01. Corporate Status. (a) FDEF is an Ohio corporation and a unitary savings and loan holding company registered under the Home Owners' Loan Act, as amended (the "HOLA"). FDEF is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the required obtaining of appropriate approvals of the OTS and ODFI, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on FDEF.

            (b) First Federal is a federal savings bank and is regulated by the OTS and the FDIC. First Federal is duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power and authority to own its property and to carry on its business as presently conducted. First Federal is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on First Federal.

            (c) Interim, when formed, will be a savings and loan association, duly organized, validly existing, and in good standing under the laws of the State of Ohio.

            5.02. Corporate Proceedings. All corporate proceedings of FDEF, First Federal and Interim necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been, or in the case of Interim, will be prior to the Effective Time, duly and validly taken. This Agreement has been duly executed and delivered by each of FDEF and First Federal, and will be duly executed and delivered by Interim prior to the Effective Time. No vote of FDEF's shareholders is required to be obtained in connection with the consummation of the transactions contemplated hereby.

            5.03. Capitalization of FDEF. As of the date of this Agreement, the authorized capital stock of FDEF consists only of (i) 25,000,000 shares of common stock, par value $.01 per share, of which 6,285,817 shares are issued and outstanding, 4,695,285 shares are held in treasury, and (ii) 5,000,000 preferred shares, par value $.01 per share, none of which are outstanding. The outstanding common shares of FDEF have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of the date of this Agreement, 658,943 FDEF Shares are reserved for issuance upon the exercise of outstanding stock options (the "FDEF Stock Options") granted under FDEF's stock option plans (the "FDEF Stock Option Plans") and 9,253 FDEF Shares are available for future grants of stock options under the FDEF Stock Option Plans. As of the date of this Agreement, except for the FDEF Stock Options, unvested common shares of FDEF that have been awarded under the 1996 Management Recognition Plan and Trust ("MRP"), and the shares issuable to shareholders of ComBanc, Inc. pursuant to an agreement and plan of merger dated as of August 4, 2004 by and among FDEF, First Federal, ComBanc, Inc. and The Commercial Bank (the "ComBanc Agreement"), FDEF has no other commitment or obligation to issue, deliver or sell any FDEF Shares. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of FDEF, and no securities or other instruments or obligations of FDEF, the value of which is in any way based upon or derived from any capital or voting stock of FDEF, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of FDEF may vote. Except as set forth above, as of the date of this Agreement, there are no material contracts of any kind to which FDEF is a party or by which FDEF is bound obligating FDEF to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, FDEF or obligating FDEF to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. As of the date of this Agreement, there are no outstanding material contractual obligations of FDEF to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, FDEF.

            5.04. Authorized and Effective Agreement. This Agreement has been, or in the case of Interim, will be prior to the Effective Time, duly executed and delivered by each of FDEF, First Federal and Interim and assuming the due authorization, execution and delivery by Genoa, constitutes the legal, valid and binding obligation of each of FDEF, First Federal and Interim, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of FDEF, First Federal and Interim has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the obtaining of appropriate approvals by the OTS and ODFI and the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement.

            5.05. No Conflict. Subject to the receipt of the required approvals of Governmental and Regulatory Authorities and the expiration of applicable regulatory waiting periods, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by FDEF, First Federal and Interim do not and will not (a) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (i) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to FDEF or any of its properties; (ii) the articles of incorporation or code of regulations of FDEF or the charter or bylaws of First Federal or the articles of incorporation or constitution of Interim; (iii) any material agreement, indenture or instrument to which FDEF or First Federal is a party or by which either entity or their respective properties or assets may be bound; or (iv) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to FDEF, First Federal or Interim other than, in the case of clauses (i), (iii) and (iv) any such conflicts, violations, breaches or defaults that individually or in the aggregate would not reasonably be expected to have a material effect on FDEF on a consolidated basis; (b) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of FDEF or First Federal, other than such security interests, mortgage, options, claims, liens, charges or encumbrances that individually or in the aggregate would not reasonably be expected to have a material adverse effect on FDEF on a consolidated basis; or (c) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by FDEF other than such violations, cancellations, modifications, revocations or suspensions that individually or in the aggregate would not reasonably be expected to have a material effect on FDEF on a consolidated basis.

            5.06. SEC Filings. FDEF has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.07. Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental or Regulatory Authority or any other third party is required to be made or obtained by FDEF, First Federal or Interim in connection with the execution, delivery or performance by FDEF or First Federal of this Agreement or the consummation by FDEF of the transactions contemplated hereby, except for (a) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (b) the filing of the appropriate certificate of merger with the Secretary of the State of Ohio pursuant to the Chapters 1151 and 1701 of the ORC, (c) any filings required under the rules and regulations of The Nasdaq Stock Market, Inc. ("Nasdaq"), and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings, except for such consents, approvals orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a material effect on FDEF on a consolidated basis.

            5.08. Absence of Changes. Except (a) as set forth in filings made by
FDEF with the Securities and Exchange Commission (the "FDEF Filed SEC Documents"), (b) as otherwise publicly disclosed in press releases issued by FDEF, or (c) in the ordinary course of business consistent with past practice, since December 31, 2003, there has not been any material adverse change in the business, operations, assets or financial condition of FDEF and First Federal taken as a whole, and, to the knowledge of FDEF and First Federal, no fact or condition exists that FDEF or First Federal believes will cause such a material adverse change in the future.

            5.09. Regulatory Matters. None of FDEF, First Federal or the respective properties of FDEF and First Federal is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Regulatory Authorities. Neither FDEF nor First Federal has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. First Federal received a rating of "satisfactory" or better in each of its two most recent CRA examinations.

            5.10. Ownership of Genoa Shares. Neither FDEF nor First Federal, nor to the knowledge of FDEF, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Genoa Shares.

                                   ARTICLE SIX

                                    COVENANTS

      Section 6.01. Conduct of Businesses. From the date of this Agreement until the Effective Time, Genoa:

            (a) Except with the prior written consent of FDEF, will conduct its business only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations;

            (b)   Except with the prior written consent of FDEF, will not:

                  (i) Authorize the creation or issuance of, issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities of which Genoa is the issuer or any obligations convertible into or exchangeable for, any shares of its capital stock;

                  (ii) Declare, set aside, pay or make any dividend or other distribution on capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares or enter into any agreement in respect to the foregoing;

                  (iii)   Effect any stock split, recapitalization, combination,
                          exchange    of   shares,    readjustment    or   other
                          reclassification;

                  (iv)    Amend its Articles of Incorporation or Bylaws;

                  (v) Purchase, sell, assign or transfer any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property having a value of greater than $5,000;

                  (vi) Mortgage, pledge or grant or suffer to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not materially or adversely affect its financial position;

                  (vii) Waive any rights of material value or cancel any material debts or claims;

                  (viii) Incur any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or pay any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business;

                  (ix) Cause any material adverse change in the amount or general composition of its deposit liabilities or its loan portfolio, take any action that violates the terms and conditions of the Formal Agreement, or make or agree to make any loan: (A) that violates the terms and conditions of the Formal Agreement, or (B) that exceeds One Hundred Thousand Dollars ($100,000) except for loans sold without recourse to a third party when made;

                  (x) Enter into or amend any employment contract with any of its officers other than change of control agreements with two of its officers as described on
                          Section 4.09 of the Genoa Disclosure Schedule, increase the compensation payable to any officer or director or any relative of any such officer or director other than compensation increases for officers in the ordinary course and consistent with past practices in an amount not to exceed 3% of such officer's current salary, or be obligated to increase any such compensation, adopt or amend in any material respect any employee benefit plans, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plans;

                  (xi) Acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                  (xii) Make any (I) material investment (except in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant, or equipment;

                  (xiii) Increase or decrease the rate of interest paid on time deposits or certificates of deposits, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in the relevant Genoa market;

                  (xiv) Decrease the rate of interest offered on new loans by Genoa, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in the relevant Genoa market or establish any new lending programs or make any changes in its policies concerning which persons may approve loans;

                  (xv) Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

                  (xvi) Enter into any securities transactions or purchase or otherwise acquire any investment security other than U.S. Government and U.S. agency obligations; or

                  (xvii) Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials including asbestos and petroleum products; provided, however, that Genoa shall not be required to obtain such a report with respect to single-family, non-agriculture residential property of one acre or less to be foreclosed upon unless it has reason to believe such property may contain any such pollutants, contaminants, waste materials including asbestos or petroleum products;

                  (xviii) Purchase or  otherwise  acquire any interest in a loan held by a third party; or

                  (xix) Agree, whether in writing or otherwise, to take any action described in this Section 6.01(b).

            (c) Shall use its best efforts to maintain and keep its properties and facilities in their present condition and working order, ordinary wear and tear excepted.

            (d) Shall perform all of its obligations under all agreements relating to or affecting its properties, rights and businesses.

            (e) Shall use its best efforts to maintain and preserve its business organization intact, to retain present key employees and to maintain the respective relationships of customers, suppliers and others having business relationships with Genoa.

            (f) Shall maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by Genoa as of the date hereof, and upon the renewal or termination of such insurance, Genoa will use its best efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by it as of the date hereof.

      Section 6.02. Acquisition Proposals. Genoa shall not, and shall cause the officers, directors, employees and other agents of Genoa not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than FDEF and its affiliates, or discuss or negotiate with any such person or entity, other than FDEF and its affiliates, any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, Genoa (hereinafter collectively referred to as "Acquisition Transactions"); provided, however, that nothing contained in this
Section 6.02 shall prohibit Genoa from furnishing information to, or entering into discussions or negotiations with, any person or entity which makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of Genoa, after consultation with and based upon the written advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of Genoa under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, Genoa provides immediate written notice to FDEF of such action.

      Section 6.03. Accounting Policies. Within 10 days prior to the Effective Time, provided that all regulatory and shareholder approvals have been received, and at the request of FDEF, Genoa shall promptly establish and take such reserves and accruals to conform the loan, accrual and reserve policies of Genoa to First Federal's policies; shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and shall promptly recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, to the extent permitted by law and consistent with GAAP. Notwithstanding the foregoing, neither FDEF nor First Federal shall be entitled to advance any claim that a material adverse change in the business of Genoa under Section 8.02(c) has occurred based upon any changes affecting Genoa requested pursuant to this Section 6.03 nor to include any decrease in the value of the shareholder's equity of Genoa resulting from changes requested pursuant to this Section 6.03 for purposes of Sections 2.01(e) or 8.02(e).

      Section 6.04. Voting Agreement. Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to FDEF's willingness to enter into this Agreement, each of the directors and executive officers of Genoa shall enter into a Voting Agreement in the form attached hereto as Exhibit B. If any person shall become a director or executive officer of Genoa after the date of this Agreement and until the Effective Time, Genoa shall cause each such person to execute a Voting Agreement.

                                  ARTICLE SEVEN

                               FURTHER AGREEMENTS

      Section 7.01. Application For Approval of Merger. Within twenty one (21) days after the date of this Agreement, FDEF and Genoa shall submit to the OTS, the ODFI and any other necessary regulatory agencies such documents as are required by the OTS, the ODFI and any other such agency to be filed in connection with or related to the Merger. FDEF shall be responsible for the preparation of all such necessary regulatory applications, provided that Genoa shall provide within five business days of a written request from FDEF any information required from Genoa to enable FDEF to complete such regulatory applications.

      Section 7.02. Special Meeting of Shareholders. Promptly after the filing of all necessary regulatory applications pursuant to Section 7.01, Genoa shall take all steps necessary to duly call and give notice of a meeting of its shareholders for the purpose of voting upon the Agreement and the transactions contemplated hereby, including the Merger. Genoa shall use its reasonable efforts to hold such meetings as soon as practicable after the filing of all such regulatory applications. The Board of Directors of Genoa shall (i) recommend to the shareholders in the Proxy Statement the adoption of this Agreement unless it has a fiduciary duty to recommend another Acquisition Proposal in accordance with Section 6.02, and (ii) use their best efforts to obtain the necessary approvals by the shareholders of this Agreement, any amendments hereto, and the transactions contemplated hereby, including the Merger.

      Section 7.03. Access. Until the Effective Time, Genoa shall afford to FDEF and its officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to Genoa's properties, personnel, books, records and affairs. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers) of such independent auditors and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this Agreement to the Effective Time; and
(iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this Agreement until the Effective Time.

      Section 7.04. Confidentiality. Genoa, FDEF and First Federal shall hold confidential any information obtained hereunder which is not otherwise known to the public or ascertainable from public information and all non-public documents (including copies thereof) obtained hereunder by either party from the other party shall be returned to such party upon the request of such party in the event of a termination of this Agreement pursuant to Article Nine.

      Section 7.05. Press Releases. FDEF and Genoa shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement that FDEF has with Nasdaq.

      Section 7.06. Costs, Expenses and Fees. (a) Subject to paragraph (b) of this Section 7.06, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Proxy Statement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            (b) In the event that this Agreement is terminated due to Genoa receiving a proposal for an Acquisition Transaction after the date hereof and prior to June 30, 2005, and thereafter Genoa accepts in any manner such proposal for an Acquisition Transaction at any time before December 31, 2005, Genoa shall pay to FDEF a fee of $440,000 in immediately available federal funds.

      Section 7.07. Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      Section 7.08. Notification of Events. At all times from the date of this Agreement until the Effective Time, each party shall promptly notify the other in writing of any adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this Agreement or of the commencement of any action, suit, proceeding, or investigation against it. Should any fact or condition require any change in the Genoa Disclosure Schedule, Genoa will promptly deliver to FDEF a supplement to the Genoa Disclosure Schedule specifying such change ("Updated Genoa Disclosure Schedule"); provided, however, that the disclosure of such change in the Updated Genoa Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by FDEF.

      Section 7.09. Indemnification. (a) For a period of three (3) years after the Effective Time, FDEF shall indemnify persons who served as directors and officers of Genoa on or before the Effective Time to the fullest extent permitted under the Articles of Incorporation, as amended, and Code of Regulations, as amended of FDEF and applicable provisions of Ohio law. As a condition to receiving such indemnification, the party claiming indemnification shall assign to FDEF, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by Genoa or FDEF, to the extent of such indemnity. No person shall be entitled to such indemnification who shall
(i) fail to cooperate in the defense and investigation of any claims as to which indemnification may be made, (ii) make, or who shall be a general partner, executive officer, director, trustee, beneficiary or person in control of any partnership, corporation, trust or other enterprise that shall make, any claim against Genoa, FDEF or First Federal or any shareholder, director, officer, employee, or agent of any thereof, in any action, suit or proceeding arising out of or in connection with this Agreement, the transactions contemplated hereby or the conduct of the business of FDEF, First Federal or Genoa or (iii) fail to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware. FDEF, at its expense, shall purchase "tail coverage" for Genoa's current policy of director and officer liability insurance, at a cost not to exceed 125% of the current annual premium, providing for an extension of such coverage for a period of three (3) years.

      Section 7.10. Employees of Genoa. (a) All employees of Genoa who are offered employment and become employees of First Federal (the "Continuing Employees") after the Effective Time will be eligible to participate in First Federal's employee benefit and welfare plans, with credit for years of service, for purposes of eligibility and vesting (but not for the purpose of accrual of benefits or the allocation of employer contributions) with Genoa. Continuing Employees will retain accrued or unused sick leave and vacation benefits to the extent such benefits are consistent with First Federal's relevant policies.

            (b) Any employee of Genoa immediately prior to the Effective Time who is not covered by a written severance or employment agreement with Genoa who First Federal elects not to employ after the Effective Time or who First Federal terminates within 12 months after the Effective Time, unless such termination is for cause, and who, in each instance, signs and delivers a termination and release agreement in the form attached hereto as Exhibit C, shall receive: (i) a severance payment equal to the product of one week of the employee's then current base salary multiplied by the number of years of service as an employee of Genoa; provided, however, that the maximum severance payment shall not exceed 26 weeks of such employee's base salary and shall not be less than 4 weeks of any such severed employee's salary; and (ii) payment for vacation that is unused and accrued consistent with the terms of Genoa's vacation policy in effect on the date of this Agreement.

            (c) FDEF acknowledges that Section 4.09 of the Genoa Disclosure Schedule contains a description of: (i) change of control agreements entered into with two officers of Genoa, and (ii) a letter agreement dated August 18, 2003 between Genoa and Lee Dunn, the current President of Genoa. FDEF agrees that it will fulfill the obligations of Genoa under such agreements.

      Section 7.11. Formation of Interim. Prior to the Effective Time, FDEF and First Federal shall take all steps necessary to complete the formation of Interim as an Ohio state chartered savings and loan association pursuant to the provisions of ORC 1159.091, to cause this Agreement to be approved by the directors and sole shareholder of Interim and to cause Interim to execute and deliver this Agreement to Genoa.

                                  ARTICLE EIGHT

                                 CLOSING MATTERS

      Section 8.01. Conditions to Obligations of FDEF, First Federal, Interim and Genoa. Notwithstanding any other provision of this Agreement, the obligations of FDEF, First Federal, Interim and Genoa to effect the Merger shall be subject to the fulfillment of each of the following conditions:

            (a) This Agreement shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding Genoa shares required under Ohio law and the Genoa Articles of Incorporation and Constitution to adopt such agreements;

            (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the Merger shall have been obtained and all applicable waiting periods shall have expired;

            (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 8.01, necessary or appropriate for the consummation of the Merger shall have been obtained;

            (d) Genoa shall have received a written opinion of FBR dated the date of the Proxy Statement, to the effect that the Per Share Consideration be paid to

                  Genoa shareholders in accordance with Section 2.01(a) of this Agreement is fair to the holders of the Genoa common shares from a financial point of view as of such date;

            (e) There shall not be in effect any order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the Merger; and

            (f) There shall not be in effect any federal or state law, rule or regulation which prevents or materially delays consummation of the Merger.

      Section 8.02. Conditions to Obligations of FDEF, First Federal and Interim. In addition to the conditions contained in Section 8.01 of this Agreement, the obligations of FDEF, First Federal and Interim to effect the Merger shall also be subject to the fulfillment of each of the following conditions:

            (a) The representations and warranties of Genoa contained in Article Four of this Agreement shall be true in all material respects at and as of the date hereof and at and as of the Effective Time as if made at and as of such time;

            (b) Genoa shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or at the Effective Time;

            (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of Genoa after the date of this Agreement, it being understood and agreed that losses of less than $75,000 per month after the date hereof shall not constitute a "material adverse change in the financial condition of Genoa";

            (d) Genoa shall not have incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

            (e) The shareholders' equity of Genoa at the Effective Time and as calculated in accordance with GAAP, applied on a consistent basis, shall not be less than $6,000,000, exclusive of the Equity Adjustments.

            (f) The holders of not more than 10% of the Genoa common shares shall have delivered a written demand for appraisal of such shares in the manner provided in Section 2.06 of this Agreement;

            (g) Genoa shall have delivered to FDEF a certificate dated the Effective Time and signed by the President and Treasurer of Genoa to the effect set forth in subsections (a), (b), (c),
                  (d), and (e) of this Section 8.02;

            (h) Genoa shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by, any federal or state governmental body or agency required to be obtained by it in connection with the Merger or the taking of any action contemplated hereby;

            (i) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the Merger or seeks to impose material limitations on the ability of FDEF or First Federal to exercise full rights of ownership of the assets or business of Genoa;

            (j) There shall not have been proposed, nor shall there be in effect, any federal or state law, rule, regulation, order or statement of policy, or any condition to any regulatory approval of the transactions contemplated hereby that, in the reasonable judgment of FDEF, would: (i) prevent or delay the consummation of the Merger or interfere with the reasonable operation of the business of Genoa, (ii) materially adversely affect the ability of FDEF or First Federal to enjoy the economic or other benefits of the Merger; or (iii) impose any material adverse condition, limitation or requirement on FDEF or First Federal in connection with the Merger;

            (k) Genoa shall have obtained all consents to, or authorizations or approvals of, the transactions contemplated by this Agreement of any party to any contract, obligation, lease or other agreement to which Genoa is a party and which requires such consent, authorization or approval; and

      Section 8.03. Conditions to Obligations of Genoa. In addition to the conditions contained in Section 8.01 of this Agreement, the obligation of Genoa to effect the Merger shall also be subject to the fulfillment of each of the following conditions:

            (a) The representations and warranties of FDEF and First Federal contained in Article Five of this Agreement shall be true in all material respects at and as of the date hereof and as of the Effective Time as if made at and as of such time, except to the extent that such representations and warranties are made as of a specific date;

            (b) FDEF and First Federal shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them before or at the Effective Time;

            (c) FDEF and First Federal shall have delivered to Genoa a certificate dated the Effective Time and signed by the Chief Executive Officer and Chief

                  Financial Officer of FDEF, First Federal and Interim to the effect set forth in subsections (a) and (b) of this Section 8.03;

            (d) FDEF shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by any federal or state governmental body or agency required to be obtained by it in connection with the Merger or the taking of any action contemplated thereby;

            (e) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the Merger; and

            (f) FDEF and First Federal shall have delivered to Genoa a counterpart of this Agreement duly executed by Interim.

                                  ARTICLE NINE

                                   TERMINATION

      Section 9.01. Termination. This Agreement may be terminated:

            (a) At any time prior to the Effective Time, whether before or after approval by the shareholders of Genoa:

                  (i) By mutual consent of the Boards of Directors of Genoa and FDEF; or

                  (ii)  By the Board of Directors of Genoa or FDEF if:

                        (A) The Merger shall not have been consummated on or before April 30, 2005; or

                        (B) Any event occurs which, in the reasonable opinion of either Board, would preclude satisfaction of any of the conditions set forth in Section 8.01 of this Agreement; or

                  (iii) By the Board of  Directors  of FDEF if any event  occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 8.02 of this Agreement; or

                  (iv) By the Board of Directors of Genoa if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 8.03 of this Agreement; or

            (b) No later than sixty (60) days after the date of this Agreement, by the Board of Directors of FDEF in the event that the results of any environmental assessment of the Real Properties reveal the presence of any Hazardous Substance or condition which is not in compliance with Environmental Laws and which will require the expenditure of more than $50,000 to remediate.

      Section 9.02. Written Notice of Termination. In order to terminate this Agreement pursuant to Section 9.01 of this Agreement, the party so acting shall give written notice of such termination to the other party. This Agreement shall terminate on the date such notice is given.

      Section 9.03. Effect of Termination. In the event of the termination of this Agreement, the provisions of this Agreement shall become void and have no effect; provided, however, that (a) the provisions set forth in Sections 7.04,
7.05 and 7.06 of this Agreement shall survive such termination and shall remain in full force and effect and (b) a termination of this Agreement shall not affect the liability of any party for an uncured and material breach of any term or condition of this Agreement.

      Section 9.04. Amendment. This Agreement may only be amended by the unanimous consent of FDEF, First Federal and Genoa by action taken by their respective Boards of Directors, at any time before or after approval of this Agreement by the shareholders of Genoa, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 9.05. Waiver. Any term or provision of this Agreement (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                   ARTICLE TEN

                                  MISCELLANEOUS

      Section 10.01. Survival of Representations and Warranties. All representations, warranties and covenants in this Agreement shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants which by their terms are to survive or be performed after the Effective Time; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive FDEF or First Federal (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either FDEF or Genoa.

      Section 10.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, delivered by Federal Express or other overnight carrier guaranteeing next day delivery and confirmation of receipt, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If addressed to FDEF, First Federal or Interim:

                           First Defiance Financial Corp.
                           601 Clinton Street
                           Defiance, Ohio 43512
                           Attn: William J. Small, Chairman, President and Chief
                                 Executive Officer
                           Facsimile Number: (419) 782-5145

                           With a copy to:

                           Shumaker, Loop & Kendrick, LLP
                           1000 Jackson Street
                           Toledo, Ohio 43624
                           Attention: Thomas C. Blank, Esq.
                           Facsimile Number: (419) 241-6894

            If addressed to Genoa:

                           Genoa Savings and Loan Company
                           22020 W. State Route 51
                           Genoa, Ohio 43430
                           Attention: H. Lee Dunn, Jr., President and Chief
                                      Executive Officer
                           Facsimile Number: (419) 855-8541

                           With a copy to:

                           Vorys, Sater, Seymour and Pease LLP
                           Suite 2000, Atrium Two
                           221 East Fourth Street
                           Cincinnati, Ohio 45202
                           Attn: Terri Reyering Abare, Esq.
                           Facsimile Number: (513) 852-7810

      Section 10.03. Entire Agreement. This Agreement (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than FDEF, First Federal, Interim or Genoa; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio.

      Section 10.04. Execution In Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single Agreement.

      Section 10.05. Headings. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      Section 10.06. Structure of Combination. FDEF and First Federal may at any time change the method of effecting the mergers described in this Agreement if and to the extent FDEF deems such change to be desirable; provided, however, that no such change shall (i) alter or change the amount of the Per Share Consideration described in Section 2.01 of this Agreement; (ii) be likely to materially delay or jeopardize receipt of any required regulatory approvals or materially delay the satisfaction of any conditions to the closing of the Merger; or (iii) adversely affect the tax treatment of Genoa shareholders as a result of receiving the Per Share Consideration. Genoa shall, if requested by FDEF, enter into one or more amendments to this Agreement in order to effect any such change.

                        [signatures follow on next page]

      IN WITNESS WHEREOF, FDEF, First Federal, Interim and Genoa have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.


ATTEST:                       FIRST DEFIANCE FINANCIAL CORP.

/s/ James Rohrs               By:    /s/ William J. Small
----------------------            ----------------------------------------------

                              Name:  William J. Small
                                    --------------------------------------------

                              Title: Chairman, President and Chief
                                     Executive Officer


ATTEST:                       FIRST FEDERAL BANK OF THE MIDWEST

/s/ James Rohrs               By:    /s/ William J. Small
----------------------            ----------------------------------------------

                              Name:  William J. Small
                                    --------------------------------------------

                              Title: Chairman
                                     -------------------------------------------


ATTEST:                       FIRST FEDERAL INTERIM BANK

                              By:
----------------------            ----------------------------------------------

                              Name:
                                    --------------------------------------------

                              Title:
                                     -------------------------------------------


ATTEST:                       GENOA SAVINGS AND LOAN COMPANY

/s/ Mark Radwanski            By:    /s/ H. Lee Dunn, Jr.
----------------------            ----------------------------------------------

                              Name:  H. Lee Dunn, Jr.
                                    --------------------------------------------
                              Title: President and Chief Executive Officer
                                     -------------------------------------------

                                    EXHIBIT A

                          OPTION CANCELLATION AGREEMENT

                                    EXHIBIT A

                          Option Cancellation Agreement

      The undersigned holder of Genoa Options (as defined in the Agreement and Plan of Merger by and among First Defiance Financial Corp., First Federal Bank of the Midwest, First Federal Interim Bank and The Genoa Savings and Loan Company dated October 13, 2004 (the "Merger Agreement")) does hereby agree to the cancellation of such Genoa Options in consideration for the payment set forth pursuant to 2.10 of the Merger Agreement.


                                     Signed: _______________________________
                                             ________________________-Optionee


Acknowledged by: ___________________________________________
                 On behalf of First Defiance Financial Corp.

                                    EXHIBIT B

                                VOTING AGREEMENT

                                    EXHIBIT B

                                Voting Agreement
                                ----------------

      THIS VOTING AGREEMENT (this "Agreement") is entered into as of this 13th day of October, 2004, between the undersigned Stockholder (the "Stockholder") of The Genoa Savings and Loan Company, an Ohio savings and loan association ("Genoa") and First Defiance Financial Corp., an Ohio corporation ("FDEF").

                                    RECITALS

      A. The Stockholder owns or has the power to vote, other than in a fiduciary capacity, ___________ common shares, $1.00 par value, of Genoa (together with all other shares of Genoa that the Stockholder may subsequently acquire or obtain the power to vote, other than in a fiduciary capacity, the "Shares").

      B. Genoa has entered into an Agreement and Plan of Merger by and among FDEF, First Federal Bank of the Midwest, First Federal Interim Bank and Genoa of even date herewith (the "Merger Agreement").

      C. Under the terms of the Merger Agreement, Genoa has agreed to call a meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement (together with any adjournments thereof, the "Genoa Meeting").

      D. The parties to the Merger Agreement have made it a condition to their entering into the Merger Agreement that certain stockholders of Genoa, including the Stockholder, agree to vote their shares of Genoa in favor of the adoption of the Merger Agreement.

                                    AGREEMENT
                                    ---------

      Accordingly, the parties hereto agree as follows:

      1. Agreement to Vote. The Stockholder agrees, subject to Section 2 below, to vote the Shares as follows:

            (a) in favor of the adoption of the Merger Agreement;

            (b) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of Genoa or the purchase of all or a substantial portion of the assets of Genoa by any person or entity other than FDEF or an affiliate of FDEF; and

            (c) against any other transaction which is inconsistent with the obligations of Genoa under the Merger Agreement.

      2. Limitation on Voting Power. It is expressly understood and acknowledged that nothing contained herein is intended to restrict the Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director or officer of Genoa with respect to any matter, including but not limited to, the management or operation of Genoa.

      3. Termination. This Agreement shall terminate on the earlier of (a) the date on which the Merger Agreement is terminated in accordance with Article Nine of the Merger Agreement, (b) the date on which the merger contemplated by the Merger Agreement is consummated, or (c) the death of the Stockholder.

      4. Representations, Warranties, and Additional Covenants of the Stockholder. The Stockholder hereby represents and warrants to FDEF that (a) the Stockholder has the capacity and all necessary power and authority to vote the Shares and (b) this Agreement constitutes a legal, valid, and binding obligation of the Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Stockholder further agrees that, during the term of this Agreement, the Stockholder will not, without the prior written consent of FDEF, which consent shall not be unreasonably withheld, sell, pledge, or otherwise voluntarily dispose of any of the Shares which are owned by the Stockholder or take any other voluntary action which would have the effect of removing the Stockholder's power to vote the Shares or which would be inconsistent with this Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or a portion of the Shares to an immediate family member, but only if the transferee executes an identical Voting Agreement.

      5. Specific Performance. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Stockholder shall be specifically enforceable and that FDEF shall be entitled to injunctive or other equitable relief upon such a breach by the Stockholder. The Stockholder further agrees to waive any bond in connection with obtaining any such injunctive or equitable relief. This provision is without prejudice to any other rights that FDEF may have against the Stockholder for any failure to perform his obligations under this Agreement.

      6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to any of its conflict of laws principles.

      7. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Merger Agreement.

      IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the day and year first above written.

STOCKHOLDER                                 FIRST DEFIANCE FINANCIAL CORP.


_______________________________             By:  _______________________________

Print Name:____________________             Title: _____________________________

                                    EXHIBIT C

                    FORM OF TERMINATION AND RELEASE AGREEMENT

                                    EXHIBIT C

                            SEPARATION AGREEMENT AND
                          GENERAL RELEASE OF ALL CLAIMS
                        [Form for Employees 40 and over]

In consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, _________________________ ("you") and First Defiance Financial Corp., including its officers, directors and predecessor, Genoa Savings and Loan Association and affiliates (collectively, "FDEF") agree as follows:

Your job assignments are eliminated as of ________, 2004. As a severance package, you are being offered _____________________________. This payment will not be treated as compensation under any retirement plan or employee benefit plan. If I am re-hired by FDEF before the end of the period used to compute this lump sum severance pay, I agree to re-pay a pro-rata share of the severance pay.

If you choose this, your written acceptance of this Agreement must be returned to _____________ no later than 8:00 a.m. on _______________, 2004. If you observe these conditions and sign this Agreement, the terms and conditions hereof become effective seven days after you sign this Agreement because you have a right to revoke your consent during the seven-day period after signing. You are advised to consult with personal counsel of your choice before acting on this Agreement.

If you choose this, you also agree to fully cooperate with FDEF and its customers through the date that your job will be eliminated as described above. If you fail to cooperate to FDEF's satisfaction as reasonably determined by FDEF, you will be deemed to have voluntarily resigned your position, and the waiver and releases in favor of FDEF in this Agreement shall remain in full force and effect.

As additional consideration for receipt of the severance package, you, on your behalf and on behalf of your heirs, executors, successors, and assigns hereby release FDEF, as well as all of its officers, directors, executives, managers and employees, from any and all debts, claims, demands, rights, actions, causes of action, suits, or damages, whatsoever and of every kind of nature, whether known or unknown (collectively the "Claims"), against FDEF and the others released herein, which relate to or arose from your separation from FDEF as contemplated herein except to the extent such Claims cannot under applicable law be released. You also covenant not to sue or file or cause to be filed in any complaint with any federal, state or local agency or in any court against FDEF, or the others released herein, regarding any matter related to your separation from employment with FDEF, including but not limited to any Claims which you may have under Federal Law or any similar Ohio law, with respect to such separation, except to the extent such Claims cannot under applicable law be released.

      Specific Waiver of Age Discrimination Claims; Review and Cancellation. In exchange for the amounts paid to you by us under this Agreement, you specifically waive any claims which you have or may have against us under the

      Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act or any other similar law. But, you do not waive any rights or claims that may arise after the date of this Agreement. You will have up to 21 days to review this Agreement and to decide whether to accept it. You will also have a period of 7 days after signing this Agreement to cancel this Agreement, and this Agreement will not become effective until this time period has passed. We will not make any payments to you or provide any benefits to you under this Agreement before the time periods described above have passed.

      Specific Waiver of 21 Day Review Period. You acknowledge that, before signing this Agreement, you were given a period of at least three (3) days in which to consider the provisions contained in it and the releases provided by you. You waive any right you might have to additional time beyond this consideration period. You further acknowledge that: (1) you took advantage of this period, which you consider reasonable, to review the terms and benefits of this Agreement before signing it; (2) you carefully read this Agreement; (3) you fully understand it; (4) you have entered into it knowingly and voluntarily; (5) you are receiving valuable consideration in exchange for your execution of this Agreement and providing the releases contained herein that you would not otherwise be entitled to receive; and (6) FDEF has encouraged you to discuss this Agreement with your attorney (at your own expense) before signing it, and you have not only reviewed the terms and benefits of this Agreement but also the waiver of any additional time to consider it. You further acknowledge that the purpose of this paragraph and "Specific Waiver of 21 Day Review Period" is to make clear that you voluntarily waive your right to have 21 days to review this Agreement. You have discussed this fact with your lawyer and understand that the law provides you a right to have 21 days to review any proposed waiver of your rights under various age discrimination laws.

You agree that apart from your discussions with your personal counsel and your immediate family, whom you will ask not to divulge the terms of this Agreement, you will not disclose, publicize or discuss either the terms of this Agreement or your employment with and termination from FDEF with anyone within or outside of FDEF unless required by subpoena or any other legal compulsion, and you will give immediate notice to FDEF of the receipt of any subpoena or other legal document which might call upon you to disclose either any of the contents of this Agreement or your employment with and termination from FDEF.

You represent and warrant that you have returned to FDEF the original and any copies of all keys, FDEF identification cards, charge cards, equipment, papers, reports, memorandum or other items of FDEF property on __________, 200__. You acknowledge that FDEF has returned to you all items of your personal property.

You and FDEF recognize and agree that nothing in this Agreement constitutes an admission of liability or wrongdoing by you or by FDEF or any of the others released herein.


____________________________

Signed this ___ day of ____________, 200___.

                                            Witnessed and accepted:

Accepted and agreed to:                     THE FIRST DEFIANCE FINANCIAL CORP.


______________________________
(NAME)                                      BY: ________________________________

                                            DATE: ______________________________

Effective Date: _______, 200__              Effective Date:  ___________, 200__

You are encouraged to have this Agreement reviewed by an attorney of your choice. By signing this Agreement, you acknowledge that you have had enough time to have an attorney review this Agreement, and that you have either done so or you have decided not to have an attorney review this Agreement.

                            SEPARATION AGREEMENT AND
                          GENERAL RELEASE OF ALL CLAIMS
                          [Form for Employees under 40]

In consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, ("you") and First Defiance Financial Corp., including its officers, directors and predecessor, Genoa Savings and Loan Association and affiliates, (collectively, "FDEF") agree as follows:

Your job assignments are eliminated as of ________, 200__. As a severance package, you are being offered _________________________________. This payment will not be treated as compensation under any retirement plan or employee benefit plan. If I am re-hired by FDEF before the end of the period used to compute this lump sum severance pay, I agree to re-pay a pro-rata share of the severance pay.

If you choose this, your written acceptance of this Agreement must be returned to _____________ no later than 8:00 a.m. on , 200__.

If you choose this, you also agree to fully cooperate with FDEF and its customers through the date that your job will be eliminated as described above. If you fail to cooperate to FDEF's satisfaction as reasonably determined by FDEF, you will be deemed to have voluntarily resigned your position, and the waiver and releases in favor of FDEF in this Agreement shall remain in full force and effect.

As additional consideration for receipt of the severance package, you, on your behalf and on behalf of your heirs, executors, successors, and assigns hereby release FDEF, as well as all of its officers, directors, executives, managers and employees, from any and all debts, claims, demands, rights, actions, causes of action, suits, or damages, whatsoever and of every kind of nature, whether known or unknown (collectively the "Claims"), against FDEF and the others released herein, which relate to or arose from your separation from FDEF as contemplated herein except to the extent such Claims cannot under applicable law be released. You also covenant not to sue or file or cause to be filed in any complaint with any federal, state or local agency or in any court against FDEF, or the others released herein, regarding any matter related to your separation from employment with FDEF, including but not limited to any Claims which you may have under Federal Law or any similar Ohio law, with respect to such separation, except to the extent such Claims cannot under applicable law be released.

You agree that apart from your discussions with your personal counsel and your immediate family, whom you will ask not to divulge the terms of this Agreement, you will not disclose, publicize or discuss either the terms of this Agreement or your employment with and termination from FDEF with anyone within or outside of FDEF unless required by subpoena or any other legal compulsion, and you will give immediate notice to FDEF of the receipt of any subpoena or other legal document which might call upon you to disclose either any of the contents of this Agreement or your employment with and termination from FDEF.

You represent and warrant that you have returned to FDEF the original and any copies of all keys, FDEF identification cards, charge cards, equipment, papers, reports, memorandum or other items of FDEF property on __________, 200__. You acknowledge that FDEF has returned to you all items of your personal property.

You and FDEF recognize and agree that nothing in this Agreement constitutes an admission of liability or wrongdoing by you or by FDEF or any of the others released herein.

Signed this ___ day of ____________, 200___.

                                            Witnessed and accepted:
Accepted and agreed to:
                                            FIRST DEFIANCE FINANCIAL CORP.


__________________________________
(NAME)                                      BY: ______________________________

                                            DATE: ____________________________

Effective Date: __________, 200__           Effective Date: ___________, 200__